UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 1, 2005

NATIONAL VISION, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-16635	58-1910859

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

296 Grayson Highway, Lawrenceville, Georgia	30045

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(770) 822-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On September 1, 2005, National Vision, Inc. (the “Company”) entered into a new $153 million senior secured credit facility (the “Credit Agreement”) with Freeport Financial LLC (“Freeport”), the Royal Banc of Scotland PLC, and a lending syndicate. The Credit Agreement relates to the lending of funds in various forms, including term loans, revolving loans, swing line loans and letters of credit to the Company by Fleet Capital Corporation. The first payment under the Credit Agreement is due and payable on December 31, 2005. The Company shall be in default under the Credit Agreement if, among other things, the Company fails to make a payment when due, breaches any of the provisions or warranties under the Credit Agreement, becomes the subject of an involuntary insolvency proceeding, initiates a voluntary insolvency proceeding, or experiences a change in control (as defined in the Credit Agreement).
     The Company issued a press release on September 1, 2005 (the “Press Release”), attached as Exhibit 99.1 hereto, that included a description of its entry into the Credit Agreement. The Credit Agreement is not filed herewith and will be filed as an amendment to this report as soon as practicable to the extent required by the rules and regulations promulgated by the SEC under the 1934 Act.
     Also on September 1, 2005, the Company executed the third amendment (the “Third Amendment of Indenture”) to that certain Indenture, dated as of June 15, 2001, between the Company and U.S. Bank National Association, as Trustee, as subsequently amended on July 6, 2001 and December 7, 2001 (collectively, the “Indenture”), pursuant to which the 12% Senior Secured Notes due 2009 (the “Notes”) were issued. The Third Amendment of Indenture clarified certain definitions within the Indenture relating to the defeasance of the Notes effective as of September 1, 2005. The Third Amendment of Indenture is not filed herewith and will be filed as an amendment to this report as soon as practicable to the extent required by the rules and regulations promulgated by the SEC under the 1934 Act.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     On September 1, 2005, as a result of the change in control effected by Vision Acquisition Corp.’s acceptance and payment for approximately 85.1% of the outstanding shares of the Company’s common stock at a price of $7.25 per share, net cash to seller, the Loan and Security Agreement between Fleet Capital Corporation and the Company, dated as of May 30, 2001, as subsequently amended (collectively, the “Fleet Facility”) was terminated. Backstop standby letters of credit were issued under the Credit Agreement to guarantee letters of credit in the amount of $3.8 million outstanding under the Fleet Facility. The Fleet Facility generally provided for the provision of revolver loans and letters of credit to the Company by Fleet. No loans were outstanding at the time of termination.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     On September 1, 2005, the Company completed the acquisition of all of the outstanding common stock of Consolidated Vision Group, Inc. (“CVG”) for approximately $88 million, including approximately $48 million to be used for debt and other similar long-term obligation repayments, and to pay certain CVG fees, pursuant to the Share Purchase Agreement by and among CVG, its shareholders and the Company, dated as of July 25, 2005 (the “Share Purchase Agreement”). A significant portion of the consideration tendered by the Company pursuant to the Share Purchase Agreement was derived from an equity investment in the Company by Berkshire Partners LLC (“Berkshire”).
     The Share Purchase Agreement, attached hereto as Exhibit 2.1 and previously filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 28, 2005, contains the complete description of the terms and conditions of this acquisition and is hereby incorporated herein by this reference. The Share Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Share Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     On September 1, 2005, the Company entered into the Credit Agreement, a new $153 million senior secured credit facility, with Freeport. The Credit Agreement relates to the lending of funds in various loan forms, including term loans, revolving loans, swing line loans and the letters of credit to the Company by Fleet Capital Corporation. The first payment under the Credit Agreement is due and payable on December 31, 2005. The Company shall be in default under the Credit Agreement if, among other things, the Company fails to make a payment when due, breaches any of the provisions or warranties under the Credit Agreement, becomes the subject of an involuntary insolvency proceeding, initiates a voluntary insolvency proceeding, or experiences a change in control (as defined in the Credit Agreement).
     The Credit Agreement is not filed herewith and will be filed as an amendment to this report as soon as practicable to the extent required by the rules and regulations promulgated by the SEC under the 1934 Act.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
     On September 1, 2005, the Company voluntarily delivered an irrevocable notice of redemption (the “Redemption Notice”) of the Notes to all of the holders of the Notes under the Indenture. The delivery of the Redemption Notice accelerated the payments owed under the Indenture, causing one hundred percent (100%) of the principal amount due under the Indenture and interest accrued thereon to be due and payable by the Company on September 30, 2005. Such principal and interest amount due under the Indenture is equal to the sum of $67,667,116.
     On September 1, 2005, as a result of the change in control effected by Vision’s acceptance and payment for approximately 85.1% of the outstanding shares of the Company’s common stock at a price of $7.25 per share, net cash to seller, the Fleet Facility was terminated. Backstop standby letters of credit were issued under the Credit Agreement to guarantee letters of credit in the amount of $3.8 million outstanding under the Fleet Facility. The Fleet Facility generally provided for the provision of revolver loans and letters of credit to the Company by Fleet. No loans were outstanding at the time of termination.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.
     On September 1, 2005, in connection with a merger agreement by and among Vision Acquisition Corp. (“Vision”), Vision Holding Corp., both of which are affiliates of Berkshire, and the Company, dated as of July 25, 2005 (the “Merger Agreement”), Vision accepted and paid for approximately 85.1% of the outstanding shares of the Company’s common stock at a price of $7.25 per share, net cash to seller (the “Offer”). As result of the Offer, Vision now holds 4,647,907 shares of the Company’s common stock, which is approximately 85.1% of the total shares outstanding. On September 1, 2005, the Company issued the Press Release relating to, among other things, Vision’s acceptance and payment for approximately 85.1% of the shares of the Company common stock and the subsequent offering by Vision. The Press Release, attached as Exhibit 99.1 hereto, is hereby incorporated herein by this reference.

     The Merger Agreement provides Vision with the right to select three individuals to serve on the Board of Directors of the Company, as of the first acceptance of payment for shares by Vision pursuant to the Offer (the “Election Date”). The election of these three individuals designated by Vision fills the vacancies created by the resignation of three Company Directors as of the Election Date. As a result, the Vision designees hold three of the five total positions on the Board of Directors of the Company.
     The Merger Agreement, attached hereto as Exhibit 2.2 and previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 28, 2005, contains the complete description of the terms and conditions of the Offer and the election of the new Board members and is hereby incorporated herein by this reference. The Merger Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On September 1, 2005, in connection with the Offer and pursuant to the Merger Agreement, the Board of Directors of the Company appointed each of Randy Peeler, Lawrence Hamelsky and Bradley M. Bloom to serve as Directors of the Company. The election of these three individuals filled the vacancies created by the resignation of three Company Directors as of the Election Date. As a result, the Vision designees hold three of the five total positions on the Board of Directors of the Company. The committees of the Board on which Messrs. Peeler, Hamelsky and Bloom will serve are not known at this time and will be made available through an amendment to this Current Report on Form 8-K to the extent required by the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Company has not been party to any transactions in which any of Messrs. Peeler, Hamelsky or Bloom have had a material interest other than through each person’s control of Vision or any Vision affiliate.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial statements of businesses acquired.
     The financial statements of CVG required to be reported as a result of the transaction described in Item 2.01 have not been completed as of the date of this report and will be filed as an amendment to this report as soon as practicable in accordance with Item 9.01(a)(4) of Form 8-K to the extent required by the rules and regulations promulgated by the SEC under the 1934 Act.
(b)	Pro forma financial information.
     The pro forma financial statements required to be reported as a result of the transaction described in Item 2.01 have not been completed as of the date of this report, and will be filed as an amendment to this report as soon as practicable in accordance with Item 9.01(b)(2) of Form 8-K to the extent required by the rules and regulations promulgated by the SEC under the 1934 Act.
(c)	Shell company transactions.
     Not applicable.

(d)	Exhibits.

Exhibit No.	Description
2.1
Share Purchase Agreement by and among Consolidated Vision Group, Inc., et al. and the Company dated as of July 25, 2005 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 28, 2005).

2.2
Agreement and Plan of Merger dated as of July 25, 2005 by and among Vision Holding Corp., Vision Acquisition Corp. and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 28, 2005).

99.1
Press Release dated September 1, 2005, titled “Berkshire Partners LLC Successfully Completes Cash Tender Offer for Shares of National Vision, Inc.; Subsequent Offering Period Commences” (incorporated by reference to Exhibit (a)(9) to Amendment No. 2 to the Schedule TO filed by Berkshire on September 1, 2005).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL VISION, INC. (Registrant)
	By:	/s/ Mitchell Goodman
Mitchell Goodman
Date: September 8, 2005		Senior Vice President and General Counsel